Exhibit 10.46

INTERCREDITOR AGREEMENT

This Intercreditor Agreement (“Agreement”) is made as of this /13th/ day of November, 2003, by and among PNC BANK, NATIONAL ASSOCIATION (“PNC”), FIFTH THIRD BANK (“Fifth Third”) and BANK ONE, NA (“Bank One”) (PNC, Fifth Third and Bank One, collectively, “Banks” and individually “Bank”).

A. By Credit Agreement dated December 7, 1999 (“Credit Agreement”), the Banks agreed to make, and have made, certain loans to CECO Group, Inc., CECO Filters, Inc., Air Purator Corporation, New Busch Co., Inc., the Kirk & Blum Manufacturing Company, KBD/Technic, Inc. and CECO Abatement Systems, Inc. (collectively “Borrowers”).

B. The Credit Agreement has been amended seven times and, as of even date herewith, an Eighth Amendment to Credit Agreement is being executed (the Credit Agreement as so amended the “Amended Credit Agreement”).

C. The remaining loans which exist under the Amended Credit Agreement are a Revolving Credit Loan pursuant to which the Revolving Credit Commitment is $8,000,000 (“Revolving Credit Loan”) and the Term Loan A, which has a principal balance due as of the date hereof of $6,805,880 (“Term Loan A”) (the Revolving Credit Loan and Term Loan A, collectively, the “Loans”).

D. The Loans are secured by various mortgages on real property and security interest in, and pledges of, personal property, pursuant to various mortgages, security agreements and pledge agreements (collectively “Security Documents”).

E. Pursuant to the Amended Credit Agreement, the Banks, each have commitments to fund one-third of the amounts required to fund the Revolving Credit Loan. To date, each of the Banks has funded its commitment under the Revolving Credit Loan and has received payments so that each is owed one-third of the outstanding principal balance of the Revolving Credit Loan. The Revolving Credit Loan is evidence by three Revolving Credit Notes, one to each Bank (each a “Revolving Credit Note” and together the “Revolving Credit Notes”). Each of the Banks has funded one-third of Term Loan A and has received one-third of each payment on Term Loan A so that each Bank is owed one-third of the outstanding principal balance of Term Loan A. Term Loan A is evidenced by three Term Loan A Notes (each a “Term Loan A Note” and collectively “Term Loan A Notes”).

F. The Banks have agreed to reorganize the lending relationship which exists under the Amended Credit Agreement so that Fifth Third becomes the sole lender under the Revolving Credit Loan and PNC and Bank One become the only, and equal, lenders under Term Loan A.

G. The purpose of this Agreement is to set forth the terms of the reorganization of the lending relationship under the Amended Credit Agreement.

Agreement

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Banks, the Banks agree as follows:

1. Definitions. Unless defined in this Agreement, capitalized words and phrases used in this Agreement which are defined in the Amended Credit Agreement shall have the meanings ascribed to them in the Amended Credit Agreement.

2. Revolving Credit Loan. In exchange for the payment of $            , each, the receipt of which is hereby acknowledged by PNC and Bank One, PNC and Bank One hereby assign to Fifth Third all of their respective rights and obligations with respect to the Revolving Credit Loan. Simultaneously with the execution and delivery of this Agreement, PNC and Bank One shall deliver to Fifth Third their respective original Revolving Credit Notes, endorsed payable to Fifth Third Bank, without recourse, by duly authorized officers of PNC and Bank One. By executing this Agreement, Fifth Third agrees to be responsible for the Revolving Credit Commitment of all of the Banks under the Amended Credit Agreement, from and after the date of this Agreement, and to indemnify and hold harmless PNC and Bank One with regard to any claims by Borrowers resulting from the failure of Fifth Third to fulfill any obligations of the Banks with respect to the Revolving Credit Loan which occurs on or after the date of this Agreement.

3. Term A Loan. In exchange for the payment of $            , each, by PNC and Bank One, the receipt of which is hereby acknowledged by Fifth Third, Fifth Third hereby assigns to PNC and Bank One (one-half to each) all of Fifth Third’s interest in Term Loan A. Simultaneously with the execution and delivery of this Agreement, Fifth Third shall deliver to PNC and Bank One, Fifth Third’s original Term Loan A Note, endorsed payable to PNC and Bank One, equally, without recourse, by a duly authorized officer of Fifth Third.

4. Collateral. The Banks acknowledge that all collateral is held pursuant to Security Documents which name PNC, as Agent, as the secured party and that PNC is holding such collateral as Agent for the Banks under the Amended Credit Agreement. The Banks agree that to avoid the cost of assigning the Security Documents, PNC will continue to hold such collateral as Agent for the Banks under the Amended Credit Agreement, but that the relationship between the Banks as to the collateral shall be revised in the manner set forth below. From and after the date of this Agreement, PNC and Bank One, equally, shall have, as security for the Borrowers’ obligations under Term Loan A, the first priority lien and security interest in all real property and equipment which is collateral for the Loans under the Amended Credit Agreement and a second priority lien and security interest in all other collateral for the Loans under the Amended Credit Agreement and Fifth Third will have, as security for the Borrowers’ obligations under the Revolving Credit Loan, a second priority lien and security interest in all real property and equipment which is collateral for the Loans under the Amended Credit Agreement and a first priority lien and security interest in all other collateral for the Loans under the Amended Credit Agreement. Upon the occurrence of an Event of Default under the Amended Credit Agreement, PNC and Bank One shall share equally in the proceeds of any sale or other disposition of all real property and equipment collateral for the Loans under the Amended

Credit Agreement, until such time they are paid in full all amounts due to them under Term Loan A. Any proceeds in excess of the amount due to PNC and Bank One as provided in the proceeding sentence shall be payable to Fifth Third, if necessary, to pay amounts due to Fifth Third under the Revolving Credit Loan. Upon the occurrence of an Event of Default under the Amended Credit Agreement, Fifth Third shall be entitled to the proceeds of any sale or other disposition of all collateral, other than the real property and equipment collateral, which is security for the Loans under the Amended Credit Agreement, until Fifth Third is paid in full all amounts due to Fifth Third under the Revolving Credit Loan. Any proceeds in excess of the amounts due to Fifth Third as provided in the preceding sentence shall be payable equally to PNC and Bank One, if necessary to pay amounts due to them under Term Loan A. To the extent that the foregoing terms are inconsistent with the terms of the Amended Credit Agreement, and in particular Section 7.2(d) and (e) of the Amended Credit Agreement, the terms of the Amended Credit Agreement are hereby amended.

5. Voluntary Repayments. Neither PNC nor Bank One shall accept any voluntary prepayment of Principal of Term Loan A other than in conjunction with the payment in full of Borrowers’ obligations under the Revolving Credit Loan or the sale of the real property and equipment collateral on which PNC and Bank One have the primary lien and security interest pursuant to paragraph 4 above without the prior written consent of Fifth Third. Fifth Third will not reduce the Revolving Credit Commitment without the prior written consent of PNC and Bank One so long as Term Loan A is outstanding.

6. Agent. Under the Credit Agreement, PNC is Agent for the Banks. Effective on the date of this Agreement, except as noted in the following sentence, Fifth Third shall be Agent for the Banks under the Amended Credit Agreement. PNC shall continue to be Agent for the Banks solely for the purpose of holding collateral as security for the Loans under the Amended Credit Agreement.

7. Relationship to Amended Credit Agreement. This Agreement amends certain provisions of the Amended Credit Agreement as among the Banks. As among the Banks, in the event of any inconsistency between this Agreement and the Amended Credit Agreement, this Agreement shall be controlling and the Amended Credit Agreement shall be deemed to be amended hereby.

8. Modifications in Writing. No amendment, modification, supplement, termination, consent or waiver of, or to, any provision of this Agreement, nor any consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of each of the Banks. Any waiver of any provision of this Agreement, or any consent to any departure from the terms of any provisions of this Agreement shall be effective only in the specific instance and for the specific purposes for which given.

9. Waivers, Failure or Delay. No failure or delay on the part of any Bank in the exercise of any power, right, remedy or privilege under this Agreement shall impair such power, right, remedy or privilege or shall operate as a waiver thereof; nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise of any other power, right or privilege. The waiver of any such right, power, remedy or privilege with respect to particular facts and circumstances shall not be deemed to be a waiver with respect to other facts and circumstances.

10. Notices and Communications. All notices, demands, instructions, and other communications required or permitted to be given to or made upon any Bank shall be in writing and shall be delivered or sent by first-class mail, postage prepaid, or via overnight courier or hand delivered or delivered by facsimile transmission, and shall be deemed to be given for the purposes of this Agreement on the day that such writing is properly dispatched in accordance with the terms hereof to the intended recipient. Unless such address is changed in a notice mailed or delivered in accordance with the foregoing provisions of this Section, notices, demands, instructions and other communications in writing shall be given to or made upon the Banks at their respective addresses indicated on the signature pages hereof.

11. Headings. Section headings used in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement for any purpose or affect the construction of this Agreement.

12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Banks on separate counterparts, each of which counterpart, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement. This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the Banks.

13. Severability of Provisions. Any provision of this Agreement which is illegal, invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity, prohibition, or unenforceability, without invalidating or impairing the remaining provisions hereof, or affecting the validity or enforceability for such provisions in any other jurisdiction.

14. Complete Agreement. This Agreement is intended by the parties as the final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement.

15. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the successors and assigns of each of the Banks. Each of the Banks agrees to maintain a copy of this Agreement together with its copies of the Amended Credit Agreement and other documents relating thereto. Each of the Banks expressly reserves its right to transfer or assign its interest, in whole or in part, together with its rights hereunder, provided that, prior to transferring or assigning any interest to any person or entity, each of the Banks shall disclose to such person or entity the existence and contents of this Agreement, shall provide such person or entity a complete and legible copy hereof, and shall advise such person or entity that such Bank’s interests are subject to the terms hereof.

16. Applicable Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio. The parties consent to venue as to any matter arising from or relating to this Agreement in Cincinnati, Hamilton County, Ohio.

17. Representations. Each Bank represents and warrants to the other Banks that (a) the execution, delivery and performance of this Agreement are within its powers, have been duly authorized by all requisite action, and do not and will not contravene the organizational or governance documents, any laws or any agreement or undertaking to which it is a party or by which it is bound and (b) this Agreement is a legally binding obligation of such Bank, enforceable against such Bank in accordance with its terms.

18. Jury Wavier. Each Bank hereby voluntarily, irrevocably and unconditionally waives any right to have a jury participate in resolving any disputes, whether sounding in contract, tort, or otherwise, between the Banks, arising out of, in connection with, relating to, or incidental to, the relationship established under this Agreement, or any other agreement or document executed or delivered in connection herewith or the transactions between them related hereto.

IN WITNESS WHEREOF, the Banks have executed this Agreement as of the date first above set forth.

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ William C. Miles
Name:	William C. Miles
Its:	Vice President

Address
201 E. Fifth Street
Cincinnati, OH 45202
Fax No.: 513-651-8691

FIFTH THIRD BANK

By:	/s/ David G. Fuller
Name:	David G. Fuller
Its:	Vice President

Address
Fifth Third Center
MD 109052
Cincinnati, OH 45263
Fax No.: 513-534-8420

BANK ONE, NA

By:	/s/ Jeffrey C. Nicholson
Name:	Jeffrey C. Nicholson
Its:	First Vice President

Address
100 East Broad Street
Columbus, Ohio 43271-0225
Fax No.: 614-248-6438

ACKNOWLEDGMENT AND AGREEMENT OF BORROWERS

Borrowers hereby acknowledge this Agreement; agree that Borrowers shall have no rights against PNC or Bank One arising from any failure by Fifth Third to fulfill any obligations of the Banks with respect to the Revolving Credit Loan which occurs on or after the date of this Agreement; agree that they will not make any voluntary prepayments of principal of Term Loan A other than in conjunction with the payment in full of Borrowers’ obligations under the Revolving Credit Loan or the sale of the real property and equipment collateral on which PNC and Bank One have the primary lien and security interest pursuant to paragraph 4 above; and agree that this Agreement shall amend the Amended Credit Agreement to the extent contemplated by paragraph 7 of this Agreement.

CECO GROUP, INC.

By:	/s/ Marshall J. Morris
Name:	Marshall J. Morris
Title:	CFO

CECO FILTERS, INC.

By:	/s/ Marshall J. Morris
Name:	Marshall J. Morris
Title:	Treasurer

AIR PURATOR CORPORATION

By:	/s/ Marshall J. Morris
Name:	Marshall J. Morris
Title:	President

NEW BUSCH CO., INC.

By:	/s/ Marshall J. Morris
Name:	Marshall J. Morris
Title:	Treasurer

THE KIRK & BLUM MANUFACTURING COMPANY

By:	/s/ Marshall J. Morris
Name:	Marshall J. Morris
Title:	Treasurer

KBD/TECHNIC, INC.

By:	/s/ Marshall J. Morris
Name:	Marshall J. Morris
Title:	Treasurer

CECO ABATEMENT SYSTEMS, INC.

By:	/s/ Marshall J. Morris
Name:	Marshall J. Morris
Title:	Treasurer